Exhibit 99.1

ProMIS Neurosciences Announces Reverse Stock Split

Cambridge, Mass., November 24, 2025 – ProMIS Neurosciences Inc. (Nasdaq: PMN), a clinical-stage biotechnology company developing next-generation therapies for Alzheimer’s disease (AD) and other neurodegenerative disorders, today announced that its board of directors has determined to effect a one-for-twenty-five reverse stock split of the Company’s common shares, no par value per share (Common Shares).

The reverse stock split will take effect at 12:01 a.m. Eastern Time on November 28, 2025, and the Common Shares will begin trading on a split-adjusted basis on The Nasdaq Capital Market as of the opening of trading on November 28, 2025. The CUSIP number of 74346M505 will be assigned to the Common Shares when the reverse stock split becomes effective.

When the reverse stock split becomes effective, every twenty-five issued Common Shares will be combined into one issued Common Share, without any change to the par value per share. This will reduce the number of outstanding Common Shares from approximately 53,811,110 million shares to approximately 2,152,444 million shares.

Proportional adjustments will also be made to the number of Common Shares awarded and available for issuance under the company’s equity incentive plans, as well as the exercise price and the number of shares issuable upon the exercise or conversion of the company’s outstanding stock options and other equity securities under the company’s equity incentive plans. All outstanding warrants will also be adjusted in accordance with their terms, which will, among other changes to the warrant terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such warrants and to the exercise and redemption prices of such warrants, as applicable.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares will automatically be entitled to receive cash in lieu of such fractional share.

Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the consequence of the reverse stock split reflected in their accounts on or after November 28, 2025. Such beneficial holders may contact their bank, broker, or nominee for more information.

The reverse stock split ratio approved by the board of directors is within the previously disclosed range of ratios for a reverse stock split authorized by the stockholders of the company at the 2025 Special Meeting of Stockholders of the Company held on November 17, 2025.

On January 8, 2025, ProMIS received a deficiency letter from The Nasdaq Stock Market LLC (Nasdaq) notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Common Shares had not been maintained at the minimum required closing bid price of at least $1.00 per share, as required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (Bid Price Rule).

In accordance with Nasdaq Listing Rule 5810(c)(3), ProMIS had 180 calendar days, or until July 2, 2025, to regain compliance with the Bid Price Rule. During such compliance period, if the Common Shares had a closing bid price of $0.10 or less for ten consecutive trading days, Nasdaq would have been entitled to issue a Staff Delisting Determination, with the potential opportunity for the Company to appeal such determination.

Subsequently, the Company received written notice from Nasdaq indicating that although the Company was not in compliance with the Bid Price Rule, Nasdaq determined that the company is eligible for an additional 180 calendar day compliance period, or until December 29, 2025. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market with the exception of the Bid Price Rule, and the Company provided written notice of its confirmation to cure the deficiency during the additional compliance period, by effecting a reverse stock split, if necessary.

ProMIS believes that the reverse stock split will increase the market price for its Common Shares and cure the deficiency in the Bid Price Rule.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences is a clinical-stage biotechnology company committed to the discovery and development of therapeutic antibodies and vaccines selective for toxic oligomers associated with the development and progression of neurodegenerative and other misfolded protein diseases. The Company’s proprietary target discovery engine, EpiSelect™, has been shown to predict novel targets known as Disease Specific Epitopes (DSEs) on the molecular surface of misfolded proteins that cause neurodegenerative and other misfolded protein diseases, including Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS), frontotemporal dementia (FTD), multiple system atrophy (MSA), and Parkinson’s Disease (PD). ProMIS has offices in Cambridge, Massachusetts (USA) and Toronto, Ontario (CAN).

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, “forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Specifically, this news release contains forward-looking information relating to the timing and completion of the Company’s reverse stock split, the intended effects of the reverse stock split and the acceptance and implementation of its proposed plan of compliance with Nasdaq continued listing standards. Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the risk that clinical results or early results may not be indicative of future results, the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent filings filed with the United States Securities and Exchange Commission. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information:

Visit us at www.promisneurosciences.com

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For Investor Relations, please contact:

Kaytee Bock Zafereo

Katherine.Bock@promisneurosciences.com